EXHIBIT 7.01

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (including Ordinary Shares represented by ADSs) of Noah Education Holdings Ltd. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 11, 2014.

Baring Asia II Holdings (22) Limited

By:	/s/ P.H. Touzeau
Name:	P.H. Touzeau
Title:	Director

The Baring Asia Private Equity Fund II, L.P. 1

By: Baring Asia Fund II (GP) LP acting as its general partner

By: Baring Asia Fund Managers II Limited acting as its general partner

By:	/s/ P.H. Touzeau
Name:	P.H. Touzeau
Title:	Director

The Baring Asia Private Equity Fund II, L.P. 2

By: Baring Asia Fund II (GP) LP acting as its general partner

By: Baring Asia Fund Managers II Limited acting as its general partner

By:	/s/ P.H. Touzeau
Name:	P.H. Touzeau
Title:	Director

Baring Asia Fund II (GP) LP

By: Baring Asia Fund Managers II Limited acting as its general partner

By:	/s/ P.H. Touzeau
Name:	P.H. Touzeau
Title:	Director

Baring Asia Fund Managers II Limited

By:	/s/ P.H. Touzeau
Name:	P.H. Touzeau
Title:	Director

Maximus GP Holdings Limited

By: Maximus Group Holdings Limited acting as its director

By:	/s/ Tek Yok Hua
Name:	Tek Yok Hua
Title:	Director